Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  April 21, 2023

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) and its banking subsidiary, The Fidelity Deposit and Discount Bank, announced its unaudited, consolidated financial results for the three-month period ended March 31, 2023.

Unaudited Financial Information

Net income for the quarter ended March 31, 2023 was $7.0 million, or $1.24 diluted earnings per share, compared to $7.5 million, or $1.32 diluted earnings per share, for the quarter ended March 31, 2022.  The $0.5 million, or 6%, decline in net income resulted primarily from the $0.3 million decline in net interest income and $0.2 million higher non-interest expenses. Diluted earnings per share decreased by $0.08 per share, or 6%, due to the lower net income.

“The first quarter results continue to be positive and reflect the strength and stability of Fidelity Bank. During the first quarter, despite the market disruption in March, the bank increased its capital position, grew loans, and maintained strong credit quality, while at the same time effectively managing expenses.” stated Daniel J. Santaniello, President and Chief Executive Officer. “Fidelity Bank’s strong balance sheet positions the company well to continue growing through a well-executed strategic plan that focuses on building relationships and delivering value to clients.”

Consolidated First Quarter Operating Results Overview

Net interest income was $17.0 million for the first quarter of 2023, a 2% decrease over the $17.3 million earned for the first quarter of 2022.  The $0.3 million decline in net interest income resulted primarily from the increase of $4.4 million in interest expense primarily due to a 99 basis point increase in the rates paid on interest-bearing deposits which resulted in $3.8 million in additional interest expense. The Company also required $48.9 million in average short-term borrowings during the first quarter of 2023 which contributed $0.6 million in interest expense compared to no short-term borrowings needed during the first quarter of 2022. Partially offsetting the higher interest expense, interest income grew $4.2 million primarily due to a $17.6 million increase in the average balance of interest-earning assets and a 72 basis point increase in fully-taxable equivalent ("FTE") yields on these earning assets.  The loan portfolio had the biggest impact, producing a $4.4 million increase in FTE interest income from $142.3 million in higher average balances and an increase of 74 basis points in FTE yields earned on loans.  FTE interest income in the commercial portfolio increased $2.5 million during the first quarter of 2023 versus the first quarter of 2022, despite the recognition of $0.7 million less Small Business Administration ("SBA") fees attributable to Paycheck Protection Program ("PPP") loans over the comparative periods.

The overall cost of interest-bearing liabilities was 1.33% for the first quarter of 2023, an increase of 111 basis points from the 0.22% paid for the first quarter of 2022.  The cost of funds increased 82 basis points to 0.98% for the first quarter of 2023 from 0.16% for the first quarter of 2022.  The Company’s FTE (non-GAAP measurement) net interest spread was 2.73% for the first quarter of 2023, down 39 basis points from the 3.12% recorded for the first quarter of 2022.  FTE net interest margin decreased by five basis points to 3.13% for the three months ended March 31, 2023 from 3.18% for the same 2022 period due to the increase in rates paid on interest-bearing liabilities growing at a faster pace than the yields on interest-earning assets.

The provision for credit losses on loans was $0.2 million and the provision for credit losses on unfunded loan commitments was $0.2 million for the first quarter of 2023.  During the first quarter of 2023, the Company adopted Accounting Standard Update 2016-13, Financial Instruments - Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments (CECL). Upon adoption on January 1, 2023, the Company recorded an increase of $0.7 million in the allowance for credit losses on loans and an increase of $1.1 million in the allowance for credit losses on unfunded loan commitments. Results for reporting periods beginning after January 1, 2023 are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable GAAP. For the three months ended March 31, 2023, the increase in the allowance for credit losses on unfunded commitments was due to four large unfunded commercial loan commitments originated during the quarter. For the three months ended March 31, 2023, the increase in the allowance for credit losses on loans was due to growth in the loan portfolio.

Total non-interest income decreased $0.1 million, or 1%, to $4.5 million for the first quarter of 2023 compared to $4.6 million for the first quarter of 2022.   The decrease in non-interest income was primarily attributable to $0.5 million lower gains on the sale of mortgage loans and $0.1 million less service charges on loans.  Partially offsetting these decreases was $0.1 million higher service charges on deposits and $0.1 million death claim on bank-owned life insurance. The Company also had $0.2 million in losses on the write-down of premises and equipment during the first quarter of 2022 compared to no significant gains/losses on the sale, write-down or disposal of premises and equipment during the first quarter of 2023 which partially offset decreases in non-interest income.

Non-interest expenses increased $0.2 million, or 2%, for the first quarter of 2023 to $12.9 million from $12.7 million for the same quarter of 2022. Professional services and premises and equipment expenses each increased by $0.2 million quarter-over-quarter. Donation expense increased $0.1 million due to additional donations related to PA tax credit programs during the first quarter of 2023. These increases were partially offset by decreases of $0.2 million in PA shares tax expense and $0.2 million in salaries and employee benefit expenses.

The provision for income taxes increased $0.1 million during the first quarter of 2023 due to higher estimated taxable income compared to the first quarter of 2022.

Consolidated Balance Sheet & Asset Quality Overview

The Company’s total assets grew to $2.4 billion as of March 31, 2023, an increase of $65 million from December 31, 2022.  Growth in the loan portfolio of $61 million and $34 million of cash and cash equivalents was offset by a reduction of the investment portfolio by $29 million. The decline in the investment portfolio was primarily due to sales of $31 million in securities partially offset by a $10 million improvement in market value of available-for-sale securities. During the first quarter of 2023, the market value of held-to-maturity securities also improved by $7 million, with $29 million in unrealized losses at March 31, 2023. During the same time period, total liabilities increased $52 million, or 2%.  Growth of $76 million in short-term borrowings replaced deposit declines of $24 million with the remaining balance used to fund loan growth with the excess increasing cash balances. Transactional deposit balances are down primarily from customers' investing part of their funds in higher yields. The reduction was partially mitigated through the promotional CD offerings during the first quarter of 2023.

Shareholders’ equity increased $12.9 million, or 8%, to $175.9 million at March 31, 2023 from $163.0 million at December 31, 2022.   The increase was caused by an $8.2 million, after tax, improvement in accumulated other comprehensive income from lower net unrealized losses recorded on available-for-sale investment securities. At March 31, 2023, there were no securities identified with credit-related, other-than-temporary impairment losses.  Accumulated other comprehensive income (loss) is excluded from regulatory capital ratios. Retained earnings also improved from net income of $7.0 million, partially offset by $2.1 million in cash dividends paid to shareholders. An additional $1.1 million was recorded from the issuance of common stock under the Company’s stock plans and stock-based compensation expense.   Partially offsetting these increases, a cumulative-effect adjustment was made for adoption of ASU 2016-13 during the first quarter of 2023 which reduced retained earnings by $1.3 million.  The Company remains well capitalized with Tier 1 capital at 8.92% of total average assets as of March 31, 2023.  Total risk-based capital was 14.59% of risk-weighted assets and Tier 1 risk-based capital was 13.42% of risk-weighted assets as of March 31, 2023.  Tangible book value per share was $27.33 at March 31, 2023 compared to $25.18 at December 31, 2022.  Tangible common equity was 6.39% of total assets at March 31, 2023 compared to 6.01% at December 31, 2022.

Asset Quality

Total non-performing assets were $3.4 million, or 0.14% of total assets, at March 31, 2023, compared to $2.7 million, or 0.12% of total assets, at December 31, 2022. Based on the Company’s adoption of ASU 2022-02, Financial Instruments-Credit Losses (Topic 326) Troubled Debt Restructurings and Vintage Disclosures, the recognition and measurement guidance related to troubled debt restructurings (TDR) has been eliminated. As such, TDRs were removed from non-performing assets at March 31, 2023 and December 31, 2022 above to adhere to this standard and provide better comparability. Past due and non-accrual loans to total loans were 0.26% at March 31, 2023 compared to 0.28% at December 31, 2022.  Net charge-offs to average total loans were 0.04% at March 31, 2023 unchanged compared to 0.04% at December 31, 2022.

About Fidelity D & D Bancorp, Inc. and The Fidelity Deposit and Discount Bank

Fidelity D & D Bancorp, Inc. has built a strong history as trusted financial advisor to the clients served by The Fidelity Deposit and Discount Bank (“Fidelity Bank”).  Fidelity Bank operates 20 full-service offices throughout Lackawanna, Luzerne, Lehigh and Northampton Counties, along with a limited production commercial office in Luzerne County and a Fidelity Bank Wealth Management Minersville Office in Schuylkill County.  Fidelity Bank provides a digital and virtual experience via digital services, and digital account opening offered through online banking at bankatfidelity.com and the mobile app. Additionally, Fidelity Bank offers full-service Wealth Management & Brokerage Services, a Mortgage Center, and an array of personal and business banking products and services.  Part of the Company’s vision is to serve as the best bank for the community, which was accomplished by having provided over 4,100 hours of volunteer time and over $1.6 million in donations to non-profit organizations directly within the markets served throughout 2022.  The Company continues its mission of exceeding client expectations through a unique banking experience, providing 24 hour, 7 days a week service to clients through branch offices, online at www.bankatfidelity.com, and through the Customer Care Center at 800-388-4380.  Fidelity Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to provide information useful to the reader in understanding its operating performance and trends, and to facilitate comparisons with the performance of other financial institutions. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities.  The Company’s non-GAAP financial measures and key performance indicators may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends. Non-GAAP financial measures should be supplemental to GAAP used to prepare the Company’s operating results and should not be read in isolation or relied upon as a substitute for GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP are presented in the tables below.

Interest income was adjusted to recognize the income from tax exempt interest-earning assets as if the interest was taxable, fully-taxable equivalent (FTE), in order to calculate certain ratios within this document.  This treatment allows a uniform comparison among yields on interest-earning assets.  Interest income was FTE adjusted, using the corporate federal tax rate of 21% for 2023 and 2022.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

■	local, regional and national economic conditions and changes thereto;
■	the short-term and long-term effects of inflation, and rising costs to the Company, its customers and on the economy;
■	securities markets and monetary fluctuations and volatility;
■	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
■	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
■	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
■	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
■	the impact of new or changes in existing laws and regulations, including laws and regulations concerning taxes, banking, securities and insurance and their application with which the Company and its subsidiaries must comply;
■	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
■	the risks of changes and volatility of interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
■	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

■	the effects of economic conditions particularly with regard to the negative impact of lingering disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and any other pandemic, epidemic or other health-related crisis and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers’ ability to repay loans;
■	technological changes;
■	the interruption or breach in security of our information systems, continually evolving cybersecurity and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;
■	acquisitions and integration of acquired businesses;
■	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
■	acts of war or terrorism;
■	disruption of credit and equity markets; and
■	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$63,038	$29,091
Investment securities	614,526	643,606
Restricted investments in bank stock	5,968	5,268
Loans and leases	1,627,155	1,565,811
Allowance for credit losses on loans	(17,910)	(17,149)
Premises and equipment, net	31,408	31,307
Life insurance cash surrender value	53,567	54,035
Goodwill and core deposit intangible	21,071	21,168
Other assets	44,198	45,235

Total assets	$2,443,021	$2,378,372

Liabilities
Non-interest-bearing deposits	$591,055	$602,608
Interest-bearing deposits	1,552,036	1,564,305
Total deposits	2,143,091	2,166,913
Short-term borrowings	88,989	12,940
Secured borrowings	7,560	7,619
Other liabilities	27,494	27,950
Total liabilities	2,267,134	2,215,422

Shareholders' equity	175,887	162,950

Total liabilities and shareholders' equity	$2,443,021	$2,378,372

Average Year-To-Date Balances:	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$29,192	$81,532
Investment securities	623,097	684,588
Restricted investments in bank stock	5,418	3,565
Loans and leases	1,609,655	1,500,796
Allowance for credit losses on loans	(18,380)	(16,612)
Premises and equipment, net	31,477	30,640
Life insurance cash surrender value	53,995	53,443
Goodwill and core deposit intangible	21,120	21,359
Other assets	43,690	40,265

Total assets	$2,399,264	$2,399,576

Liabilities
Non-interest-bearing deposits	$585,987	$594,541
Interest-bearing deposits	1,559,212	1,593,805
Total deposits	2,145,199	2,188,346
Short-term borrowings	48,937	1,031
Secured borrowings	7,548	8,886
Other liabilities	29,651	28,434
Total liabilities	2,231,335	2,226,697

Shareholders' equity	167,929	172,879

Total liabilities and shareholders' equity	$2,399,264	$2,399,576

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended
	Mar. 31, 2023	Mar. 31, 2022
Interest income
Loans and leases	$19,018	$14,775
Securities and other	3,320	3,403

Total interest income	22,338	18,178

Interest expense
Deposits	(4,618)	(822)
Borrowings and debt	(695)	(65)

Total interest expense	(5,313)	(887)

Net interest income	17,025	17,291

Provision for credit losses on loans	(180)	(525)
(Provision) credit for credit losses on unfunded loan commitments	(225)	11
Non-interest income	4,489	4,554
Non-interest expense	(12,857)	(12,665)

Income before income taxes	8,252	8,666

Provision for income taxes	(1,212)	(1,144)
Net income	$7,040	$7,522

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Interest income
Loans and leases	$19,018	$17,425	$16,320	$15,500	$14,775
Securities and other	3,320	3,869	3,815	3,565	3,403

Total interest income	22,338	21,294	20,135	19,065	18,178

Interest expense
Deposits	(4,618)	(2,822)	(1,550)	(950)	(822)
Borrowings and debt	(695)	(145)	(75)	30	(65)

Total interest expense	(5,313)	(2,967)	(1,625)	(920)	(887)

Net interest income	17,025	18,327	18,510	18,145	17,291

Provision for credit losses on loans	(180)	(525)	(525)	(525)	(525)
(Provision) credit for credit losses on unfunded loan commitments	(225)	(11)	6	8	11
Non-interest income	4,489	3,920	3,911	4,256	4,554
Non-interest expense	(12,857)	(12,854)	(13,034)	(12,808)	(12,665)

Income before income taxes	8,252	8,857	8,868	9,076	8,666

Provision for income taxes	(1,212)	(1,711)	(1,179)	(1,412)	(1,144)
Net income	$7,040	$7,146	$7,689	$7,664	$7,522

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Assets
Cash and cash equivalents	$63,038	$29,091	$134,042	$109,125	$97,403
Investment securities	614,526	643,606	635,787	674,833	711,583
Restricted investments in bank stock	5,968	5,268	3,639	3,622	3,231
Loans and leases	1,627,155	1,565,811	1,524,328	1,494,316	1,479,114
Allowance for credit losses on loans	(17,910)	(17,149)	(16,779)	(16,590)	(16,081)
Premises and equipment, net	31,408	31,307	30,971	30,855	31,336
Life insurance cash surrender value	53,567	54,035	53,711	53,383	53,065
Goodwill and core deposit intangible	21,071	21,168	21,264	21,360	21,462
Other assets	44,198	45,235	48,805	44,036	39,661

Total assets	$2,443,021	$2,378,372	$2,435,768	$2,414,940	$2,420,774

Liabilities
Non-interest-bearing deposits	$591,055	$602,608	$616,844	$610,987	$599,497
Interest-bearing deposits	1,552,036	1,564,305	1,636,389	1,606,637	1,610,508
Total deposits	2,143,091	2,166,913	2,253,233	2,217,624	2,210,005
Short-term borrowings	88,989	12,940	10	10	-
Secured borrowings	7,560	7,619	7,688	7,736	10,572
Other liabilities	27,494	27,950	28,350	26,951	24,954
Total liabilities	2,267,134	2,215,422	2,289,281	2,252,321	2,245,531

Shareholders' equity	175,887	162,950	146,487	162,619	175,243

Total liabilities and shareholders' equity	$2,443,021	$2,378,372	$2,435,768	$2,414,940	$2,420,774

Average Quarterly Balances:	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Assets
Cash and cash equivalents	$29,192	$73,023	$88,863	$69,086	$95,319
Investment securities	623,097	637,825	672,595	693,121	736,021
Restricted investments in bank stock	5,418	3,840	3,645	3,538	3,228
Loans and leases	1,609,655	1,540,999	1,511,268	1,482,629	1,467,362
Allowance for credit losses on loans	(18,380)	(17,113)	(16,911)	(16,441)	(15,966)
Premises and equipment, net	31,477	31,190	30,956	31,091	29,301
Life insurance cash surrender value	53,995	53,925	53,599	53,277	52,960
Goodwill and core deposit intangible	21,120	21,210	21,308	21,405	21,517
Other assets	43,690	47,715	42,564	40,878	29,679

Total assets	$2,399,264	$2,392,614	$2,407,887	$2,378,584	$2,419,421

Liabilities
Non-interest-bearing deposits	$585,987	$609,262	$589,227	$593,121	$586,363
Interest-bearing deposits	1,559,212	1,589,129	1,614,573	1,579,150	1,592,173
Total deposits	2,145,199	2,198,391	2,203,800	2,172,271	2,178,536
Short-term borrowings	48,937	3,875	10	206	-
Secured borrowings	7,548	7,654	7,707	9,644	10,584
Other liabilities	29,651	30,489	29,031	27,164	27,008
Total liabilities	2,231,335	2,240,409	2,240,548	2,209,285	2,216,128

Shareholders' equity	167,929	152,205	167,339	169,299	203,293

Total liabilities and shareholders' equity	$2,399,264	$2,392,614	$2,407,887	$2,378,584	$2,419,421

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Financial Data

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Selected returns and financial ratios
Basic earnings per share	$1.25	$1.27	$1.36	$1.35	$1.33
Diluted earnings per share	$1.24	$1.26	$1.36	$1.35	$1.32
Dividends per share	$0.36	$0.36	$0.33	$0.33	$0.33
Yield on interest-earning assets (FTE)*	4.06%	3.78%	3.60%	3.50%	3.34%
Cost of interest-bearing liabilities	1.33%	0.74%	0.40%	0.23%	0.22%
Cost of funds	0.98%	0.53%	0.29%	0.17%	0.16%
Net interest spread (FTE)*	2.73%	3.04%	3.20%	3.27%	3.12%
Net interest margin (FTE)*	3.13%	3.27%	3.32%	3.34%	3.18%
Return on average assets	1.19%	1.18%	1.27%	1.29%	1.26%
Pre-provision net revenue to average assets*	1.46%	1.56%	1.55%	1.62%	1.54%
Return on average equity	17.00%	18.63%	18.23%	18.16%	15.01%
Return on average tangible equity*	19.45%	21.64%	20.89%	20.79%	16.78%
Efficiency ratio (FTE)*	57.72%	56.02%	56.40%	55.49%	56.26%
Expense ratio	1.41%	1.48%	1.51%	1.44%	1.36%

Other financial data	At period end:
(dollars in thousands except per share data)	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Pre-provision net revenue*	$8,657	$9,393	$9,387	$9,593	$9,180
Interest income adjustment to FTE*	$760	$700	$687	$682	$668
Assets under management	$809,897	$736,401	$678,431	$619,420	$672,166
Book value per share	$31.05	$28.94	$26.02	$28.77	$30.97
Tangible book value per share*	$27.33	$25.18	$22.24	$24.99	$27.17
Equity to assets	7.20%	6.85%	6.01%	6.73%	7.24%
Tangible common equity ratio*	6.39%	6.01%	5.19%	5.90%	6.41%
Allowance for credit losses on loans to:
Total loans	1.10%	1.10%	1.10%	1.11%	1.09%
Non-accrual loans	5.36x	6.77x	5.23x	5.17x	6.97x
Non-accrual loans to total loans	0.21%	0.16%	0.20%	0.21%	0.16%
Non-performing assets to total assets**	0.14%	0.17%	0.19%	0.20%	0.17%
Net charge-offs to average total loans	0.04%	0.04%	0.04%	0.01%	0.02%

Capital Adequacy Ratios
Total risk-based capital ratio	14.59%	14.35%	14.34%	14.30%	14.18%
Common equity tier 1 risk-based capital ratio	13.42%	13.27%	13.27%	13.21%	13.11%
Tier 1 risk-based capital ratio	13.42%	13.27%	13.27%	13.21%	13.11%
Leverage ratio	8.92%	8.69%	8.51%	8.43%	8.14%

* Non-GAAP Financial Measures - see reconciliations below

**Note that based on the Company’s adoption of ASU 2022-02, Financial Instruments-Credit Losses (Topic 326) Troubled Debt Restructurings and Vintage Disclosures, the recognition and measurement guidance related to troubled debt restructurings (TDR) has been eliminated. As such, TDRs were removed from non-performing assets for the current reporting period to adhere to this standard. Prior periods included accruing TDRs in non-performing assets.

FIDELITY D & D BANCORP, INC.

Reconciliations of Non-GAAP Financial Measures to GAAP

Reconciliations of Non-GAAP Measures to GAAP	Three Months Ended
(dollars in thousands)	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
FTE net interest income (non-GAAP)
Interest income (GAAP)	$22,338	$21,294	$20,135	$19,065	$18,178
Adjustment to FTE	760	700	687	682	668
Interest income adjusted to FTE (non-GAAP)	23,098	21,994	20,822	19,747	18,846
Interest expense (GAAP)	5,313	2,967	1,625	920	887
Net interest income adjusted to FTE (non-GAAP)	$17,785	19,027	19,197	18,827	17,959

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$12,857	$12,854	$13,034	$12,808	$12,665

Net interest income (GAAP)	17,025	18,327	18,510	18,145	17,291
Plus: taxable equivalent adjustment	760	700	687	682	668
Non-interest income (GAAP)	4,489	3,920	3,911	4,256	4,554
Net interest income (FTE) plus non-interest income (non-GAAP)	$22,274	$22,947	$23,108	$23,083	$22,513
Efficiency ratio (non-GAAP)	57.72%	56.02%	56.40%	55.49%	56.26%

Tangible Book Value per Share/Tangible Common Equity Ratio (non-GAAP)
Total assets (GAAP)	$2,443,021	$2,378,372	$2,435,768	$2,414,940	$2,420,774
Less: Intangible assets, primarily goodwill	(21,071)	(21,167)	(21,264)	(21,360)	(21,462)
Tangible assets	2,421,950	2,357,205	2,414,504	2,393,580	2,399,312
Total shareholders' equity (GAAP)	175,887	162,950	146,487	162,619	175,243
Less: Intangible assets, primarily goodwill	(21,071)	(21,167)	(21,264)	(21,360)	(21,462)
Tangible common equity	154,816	141,783	125,223	141,259	153,781

Common shares outstanding, end of period	5,665,255	5,630,794	5,630,332	5,651,777	5,659,068
Tangible Common Book Value per Share	$27.33	$25.18	$22.24	$24.99	$27.17
Tangible Common Equity Ratio	6.39%	6.01%	5.19%	5.90%	6.41%

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$8,252	$8,857	$8,868	$9,076	$8,666
Plus: Provision for credit losses	405	536	519	517	514
Total pre-provision net revenue (non-GAAP)	8,657	9,393	9,387	9,593	9,180
Total (annualized) (non-GAAP)	$35,110	$37,267	$37,240	$38,476	$37,232

Average assets	$2,399,264	$2,392,614	$2,407,887	$2,378,584	$2,419,421
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.46%	1.56%	1.55%	1.62%	1.54%